UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2008

RIO VISTA ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 Alton Gloor Blvd., Suite J Brownsville, Texas	78526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 16, 2008, Rio Vista Energy Partners L.P. (“Rio Vista”) received notice from the Listing Qualifications Department of The NASDAQ Stock Market, LLC (“Nasdaq”) that its application to transfer trading of its common units to The Nasdaq Capital Market (the “Capital Market”) from The Nasdaq Global Market (the “Global Market”) was approved. As previously reported, on May 22, 2008, Rio Vista received a letter from Nasdaq indicating that, based on Rio Vista’s Report on Form 10-Q for the period ending March 31, 2008, Rio Vista was not in compliance with the shareholders’ equity requirement for continued listing on The Nasdaq Global Market. Nasdaq indicated in its letter to Rio Vista that Rio Vista was required to provide Nasdaq with an acceptable plan of compliance; otherwise Rio Vista would be subject to delisting from The Global Market. Rio Vista complied with this request and provided Nasdaq with its plan of compliance, which among other things, included the sale of equity to Penn Octane Corporation in the amount of $2,000,000. On July 25, 2008, Nasdaq informed Rio Vista that it would accept Rio Vista’s plan of compliance provided that, among other things, Rio Vista disclose publicly on or before August 20, 2008 that at the time of such filing, it was currently in compliance with the minimum stockholders equity requirement. On August 20, 2008, Rio Vista filed its quarterly report on Form 10-Q for the quarter ended June 30, 2008. Rio Vista did not indicate affirmatively that it was in compliance with the minimum stockholders equity requirement at the time of the filing. As of June 30, 2008, the net worth of Rio Vista, adjusted for the sale of equity described above, was $9,916,000, slightly below the $10,000,000 minimum amount required by Nasdaq. Although Rio Vista is confident that the shortfall in equity could be supplied from the additional sale of equity to its parent company, Penn Octane Corporation, Rio Vista had since determined that the election to apply to transfer its common units to the Capital Market and thereby be subject to a much lower minimum equity requirement would be a better alternative than continuing to be faced with the potential requirement to raise equity capital on a short-term basis. Rio Vista currently complies with the minimum stockholders equity requirement of The Capital Market. There is no assurance that in the future Rio Vista will continue to satisfy Nasdaq listing requirements, including The Capital Market minimum stockholders equity requirement, with the result that its common units may be delisted from The Capital Market.

Rio Vista’s common units will begin trading on the Capital Market, and will cease trading on the Global Market, at the opening of business, September 18, 2008. The trading symbol for Rio Vista’s common units remains “RVEP”. On September 17, 2008, Rio Vista issued a press release reporting the receipt of notification from Nasdaq regarding approval of Rio Vista’s application to list its common units on the Capital Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Rio Vista’s press release of September 17, 2008 announcing approval and listing transfer to The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Vista Energy Partners L.P.

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Dated: September 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 17, 2008.